EXHIBIT 4.1

CERTIFICATION

I, Jessica Goldman, Secretary of El Paso Electric Company (the “Company”), do hereby certify that the attached is a true and correct copy of Securities Resolution No. 5 duly adopted by the Pricing Committee of the Company pursuant to authorization delegated to them by the Board of Directors of the Company at a meeting called and held on December 4, 2015; and I do further certify that said resolution and delegation by the Board of Directors of the Company have not been rescinded and remain in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of El Paso Electric Company this 24th day of March, 2016.

By:	/s/ Jessica Goldman
Jessica Goldman
Corporate Secretary

5.000% Senior Notes due 2044
SECURITIES RESOLUTION NO. 5
OF
EL PASO ELECTRIC COMPANY

The actions described below were unanimously approved by the Pricing Committee of El Paso Electric Company (the “Company”), to be effective on March 24, 2016, pursuant to delegation, in accordance with resolutions adopted by the Board of Directors of the Company on December 4, 2015, and Section 2.01 of the Indenture dated as of May 1, 2005 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to JPMorgan Chase Bank, National Association, as Trustee, as amended by the First Supplemental Indenture dated as of May 19, 2008 between the Company and the Trustee (together, the “Indenture”). Terms used herein and not defined have the same meaning given such terms in the Indenture.

RESOLVED, that an additional issuance of an existing series of Securities is authorized as follows:

1.             5.000% Senior Notes due 2044. The title of the series of Securities is 5.000% Senior Notes due 2044 (the “Senior Notes”). The aggregate principal amount of additional Senior Notes to be issued is $150,000,000. The Senior Notes authorized in this Securities Resolution No. 5 constitute an additional issuance of Senior Notes of this series issued on December 1, 2014 in the aggregate principal amount of $150,000,000 (the “Existing Senior Notes”) pursuant to Securities Resolution No. 4 of the Company. The Senior Notes authorized in this Securities Resolution No. 5 and the Existing Senior Notes form a single series of Securities. The maturity date for the Senior Notes is December 1, 2044.
2.             Interest. The Company will pay interest on the Senior Notes authorized by this Securities Resolution No. 5 semi-annually in arrears on December 1 and June 1 of each year, commencing on June 1, 2016. Interest on the Senior Notes authorized by this Securities Resolution No. 5 will accrue from December 1, 2015. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The record dates for payments of interest will be the November 15 and May 15 preceding each related interest payment date.
3.    Other Terms. The information set forth in Securities Resolution No. 4 of the Company under the headings “Method of Payment, “Agents,” “Indenture,” “Optional Redemption,” “Notice of Redemption,” “Conversion,” “Denominations, Form, Transfer, Exchange,” “Persons Deemed Owners,” “Restrictive Covenants,” “Defaults,” “Fungibility,” “Defeasance,” “Authentication” and “Abbreviations” and in Annex A is incorporated by reference into this Securities Resolution No. 5.
4.    Form. The form of the Senior Notes shall be substantially in form of Annex A hereto.

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Annex A

 Form of Senior Note

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. S-	CUSIP No. 283677AZ5

EL PASO ELECTRIC COMPANY
5.000% Senior Note due 2044

El Paso Electric Company, a Texas corporation, promises to pay to [___________], or registered assigns, except to the extent previously redeemed, the principal sum of $[___________] on December 1, 2044 (or such other amount as reflected on the Schedule of Increases or Decreases in Global Security attached hereto).

Interest Payment Dates: December 1 and June 1 of each year, commencing on June 1, 2016.

Record Dates: November 15 and May 15 of each year.

EL PASO ELECTRIC COMPANY

By:
	Name:	Nathan T. Hirschi
	Title:	Senior Vice President and
Chief Financial Officer

By:
	Name:	John R. Boomer
	Title:	Senior Vice President and General Counsel

Dated: [___________]

Trustee, Registrar and Paying Agent Authentication

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee, Registrar and Paying Agent certifies that this is one of the Securities, of the series herein designated,
referred to in the within-mentioned Indenture.

By: ______________________________________
Authorized Signature
[Signature Page to Senior Note]

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EL PASO ELECTRIC COMPANY
5.000% Senior Note due 2044

All capitalized terms used but not defined herein shall have the meaning given to such terms in the Securities Resolution No. 5 effective as of March 24, 2016 (the “Securities Resolution”). Other than as set forth below, the terms of the Senior Notes are as set forth in the Indenture dated as of May 1, 2005 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to JPMorgan Chase Bank, National Association, as Trustee, as amended by the First Supplemental Indenture dated as of May 19, 2008 between the Company and the Trustee (together, the “Indenture”), and the Securities Resolution.

1.             Interest. The Company will pay interest semi-annually in arrears on December 1 and June 1 of each year commencing on June 1, 2016. Interest on the Senior Notes will accrue from December 1, 2015 or from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The record dates for payments of interest will be the November 15 and May 15 preceding each related interest payment date.

2.             Method of Payment. The Company will pay interest on the Senior Notes to the persons who are registered holders of Senior Notes at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such amount. It may mail an interest check to a holder’s registered address. Notwithstanding the foregoing, as long as the Senior Notes are represented by a global note and held by DTC (as defined herein), or a custodian thereof, all payments of principal and interest on the Senior Notes will be made to DTC in accordance with DTC procedures.

3.             Agents. Initially, pursuant to Section 2.03 of the Base Indenture, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to JPMorgan Chase Bank, National Association, will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.             Indenture. The terms of the Senior Notes include those stated in the Securities Resolution, the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Act”).

5.             Optional Redemption. Prior to June 1, 2044, the Senior Notes will be redeemable at the Company’s option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the Senior Notes being redeemed on the redemption date; and

•
the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes being redeemed on that redemption date (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after June 1, 2044, the Senior Notes will be redeemable at the Company’s option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

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6.             Notice of Redemption. Notice of redemption will be mailed at least 30, but no more than 60, days before the redemption date to each holder of Senior Notes to be redeemed at his registered address.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

7.             Conversion. None.

8.             Denominations, Form, Transfer, Exchange. The Senior Notes initially will be in registered global form without coupons, in the name of Cede & Co., as The Depository Trust Company’s (“DTC”) partnership nominee. The global note representing the Senior Notes will be deposited with, or on behalf of, DTC. Subject to any restrictions related to global notes, the transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Senior Notes may be issued in denominations of $1,000 and integral multiples thereof.

9.             Persons Deemed Owners. The registered holder of a Senior Note may be treated as its owner for all purposes.

10.            Amendments and Waivers. Subject to certain exceptions, the Indenture, the Senior Notes or any coupons may be amended with the consent of the holders of a majority in principal amount of the Securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of holders of a majority in principal amount of the series.

Without the consent of any holder, the Indenture or the Senior Notes may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to holders; to provide that specific provisions of the Indenture shall not apply to a series not previously issued; to create a series and establish its terms; to provide for a separate Trustee for one or more series; or to make any change that does not materially adversely affect the rights of any holder.

11.             Successors. When a successor assumes all the obligations of the Company under the Senior Notes, any coupons and the Indenture, the Company will be released from those obligations.

12.             Defeasance Prior to Redemption or Maturity. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Senior Notes, any related coupons and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Senior Notes to redemption or maturity. U.S. Government Obligations means direct obligations of (i) the United States or (ii) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the Company’s option, or certificates representing an ownership interest in such obligations.

13.             Restrictive Covenants. The Senior Notes will be subject to the covenants set forth in the Indenture. In addition, the Senior Notes will be subject to the covenant contained in Annex A to the Securities Resolution.

14.             Defaults. The Senior Notes will be subject to the events of default contained in the Indenture; in addition, it will be an event of default under the Senior Notes if the Company fails to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Debt in a principal amount in excess of $10,000,000 if the effect of any such failure is to cause such Debt to become due prior to its stated maturity.

15.             No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or of any successor corporation shall not have any liability for any obligations of the Company under

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the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Notes.

16.             Authentication. The Senior Notes shall not be valid until authenticated by a manual or facsimile signature of the Registrar.

17.             Abbreviations. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

The Company will furnish to any holder upon written request and without charge a copy of the Indenture and the Securities Resolution. Requests may be made to: El Paso Electric Company, Stanton Tower, 100 North Stanton, El Paso, TX 79901, Attention: Corporate Secretary.

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $___________. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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